UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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ALLY FINANCIAL INC.
(Name of Registrant as Specified in Its Charter)

LION POINT CAPITAL, LP LION POINT MASTER, LP LION POINT HOLDINGS GP, LLC LION POINT CAPITAL GP, LLC DIDRIC CEDERHOLM
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Lion Point Capital, LP, together with the other participants named herein (collectively, “Lion Point”), intends to file a preliminary proxy statement and an accompanying proxy card with the Securities and Exchange Commission to be used to solicit votes from stockholders of Ally Financial Inc. (the “Company”) to: (i) approve a non-binding proposal requesting the Board of Directors of the Company to form a Strategic Alternatives Committee if certain specified conditions are not met, and (ii) elect Lion Point’s slate of director nominees at the Company’s 2016 annual meeting of stockholders, or any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof.

On January 6, 2016, Lion Point issued the following press release:

Lion Point Capital Comments on Recent Ally Financial Press Release

New York, January 6, 2016 – Lion Point Capital, LP (together with its affiliates, “Lion Point”), a shareholder of Ally Financial Inc. (NYSE: ALLY) (“Ally” or “the Company”), today issued the following statement commenting on Ally’s January 4th press release pertaining to Lion Point and the Company’s private discussions:

Lion Point’s intention has been to work constructively and privately with Ally’s Board of Directors (the “Board”) to address what Lion Point believes to be the concerns of many shareholders on the significant gap between the Company’s intrinsic value and its stock price.  Based on our discussions, we understood the Board to be frustrated in this regard as well.  To this end, we noted in our most recent conversation that the Board could unilaterally extend the director nomination deadline to allow more time for what we thought were collaborative discussions to continue.  However, Ally not only refused to extend this deadline, but also chose to immediately go public with our private nomination via a press release.  Lion Point is particularly disappointed by this move given that it directly contradicted Ally’s consistent statements that it was in the best interest of all stakeholders to keep any dialogue regarding strategic alternatives private.

Lion Point’s goal is to ensure that the voices of Ally's shareholders are heard and that policies are in place to address the significant undervaluation of the Company should such undervaluation persist.  The non-binding shareholder proposal we submitted to Ally regarding the assessment of strategic opportunities, highlighted so prevalently by the Company, is merely one facet of this conversation and is intended simply to allow shareholders to directly express their views at the annual meeting on the benefit of a committee to evaluate all strategic opportunities (of which a sale is only one option).  Also, in direct response to our conversation with the Board last week, we further tailored the precatory proposal to stipulate that (assuming shareholder approval) such a review would be initiated in the future only if the Company’s stock was then below adjusted tangible book value and had exhibited a persistent discount for an entire year.  We were rather surprised that Ally did not make this clear in its press release.

Lion Point hopes to continue the dialogue with Ally and its Board, and work with the Board constructively in the manner most beneficial to the Company and all of its shareholders.  We believe this is an opportunity for Ally and the Board to be a leader in corporate governance and shareholder value maximization, and look forward to the success of the Company.

About Lion Point Capital:

Lion Point Capital is a global special situations investment firm that seeks to invest in equity and debt securities of undervalued public and private companies. Our principals and investment team have extensive experience and a successful track record of uncovering and unlocking value through rigorous fundamental analysis and thoughtful action.

Media Contact:
Elliot Sloane / Dan Zacchei
Sloane & Company
212-486-9500
Esloane@sloanepr.com or Dzacchei@sloanepr.com

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Lion Point Capital, LP, together with the other participants named herein (collectively, “Lion Point”), intends to file a preliminary proxy statement and an accompanying proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes from stockholders of Ally Financial Inc. (the “Company”) to: (i) approve a non-binding proposal urging the Board of Directors of the Company to form a Strategic Alternatives Committee if certain specified conditions are not met, and (ii) elect Lion Point’s slate of director nominees at the Company’s 2016 annual meeting of stockholders, or any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof.

LION POINT STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR.

The participants in the proxy solicitation are anticipated to include Lion Point Capital, LP (“Lion Point Capital”), Lion Point Master, LP (“Lion Point Master”), Lion Point Holdings GP, LLC (“Lion Point Holdings GP”), Lion Point Capital GP, LLC (“Lion Point Capital GP”), and Didric Cederholm (collectively, the “Participants”).

As of the date hereof, Lion Point Master directly owned 5,026,735 shares of Common Stock and had economic exposure to an aggregate of 627,168 notional shares of Common Stock pursuant to certain cash-settled total return swap agreements.  Lion Point Capital GP, as the general partner of Lion Point Master, may be deemed the beneficial owner of the 5,026,735 shares of Common Stock directly owned by Lion Point Master.  Lion Point Capital, as the investment manager of Lion Point Master, may be deemed the beneficial owner of the 5,026,735 shares of Common Stock directly owned by Lion Point Master.  Lion Point Holdings GP, as the general partner of Lion Point Capital, may be deemed the beneficial owner of the 5,026,735 shares of Common Stock directly owned by Lion Point Master. Mr. Cederholm, as Founding Partner and Chief Investment Officer of each of Lion Point Capital GP and Lion Point Capital, and as Managing Member of Lion Point Holdings GP, may be deemed the beneficial owner of the 5,026,735 shares of Common Stock directly owned by Lion Point Master.